Exhibit 99.1

Priceline.com Incorporated Announces Updated Make-Whole Premium for its
Offer to Exchange 2006 1.00% Convertible Senior Notes due 2010
and Increased Exchange Fee for its Offer to Exchange
2006 2.25% Convertible Senior Notes due 2025

NORWALK, CT, October 23, 2006…Priceline.com Incorporated (Nasdaq: PCLN) announced that it has updated the make whole premium applicable to its 2006 1.00% Senior Convertible Notes due 2010 (the “New 1.00% Notes”), which it is currently offering to exchange for its outstanding 1.00% Senior Convertible Notes due 2010 (the “Outstanding 1.00% Notes”).  The make whole premium will be payable in certain circumstances upon conversions of the New 1.00% Notes occurring as a result of a change in control of priceline.com.  The Outstanding 1.00% Notes do not provide for such a premium.  The following table sets forth the revised make whole premium:

Stock Price

Effective Date of Fundamental Change	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$100.00
November 7, 2006	3.77	3.77	3.00	2.15	1.57	1.16	0.87	0.65	0.50	0.16
February 1, 2007	3.77	3.77	2.80	1.96	1.40	1.01	0.74	0.55	0.41	0.12
August 1, 2007	3.77	3.52	2.26	1.47	0.97	0.65	0.45	0.31	0.22	0.06
February 1, 2008	3.77	2.64	1.44	0.78	0.42	0.24	0.14	0.09	0.06	0.02
August 1, 2008	3.57	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

In addition, priceline.com announced that it has increased the exchange fee applicable to its offer to exchange its 2006 2.25% Senior Convertible Notes due 2025 (the “New 2.25% Notes”) for its outstanding 2.25% Senior Convertible Notes due 2025 (the “Outstanding 2.25% Notes” and, together with the Outstanding 1.00% Notes, the “Outstanding Notes”).  If the exchange offer (as defined below) is consummated, holders who tender their Outstanding 2.25% Notes and do not withdraw them prior to the consummation will receive an exchange fee in cash in an amount equal to $3.50 per $1,000 of principal amount of the Outstanding 2.25% Notes that they tender.  The exchange fee was originally $2.50 per $1,000 of principal amount of the Outstanding 2.25% Notes that are exchanged.  No exchange fee will be paid to holders who tender their Outstanding 1.00% Notes.

Priceline.com announced on October 10, 2006, that it is offering to exchange (the “exchange offer”) $1,000 principal amount of the New 1.00% Notes for each $1,000 principal amount of the Outstanding 1.00% Notes, and $1,000 principal amount of the New 2.25% Notes for each $1,000 principal amount of the Outstanding 2.25% Notes.  The exchange offer is being made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. The exchange offer is scheduled to expire at midnight New York City time on Monday, November 6, 2006. Tendered Outstanding Notes may be withdrawn at any time prior to midnight on the expiration date.

The terms and conditions of the exchange offer appear in priceline.com’s offering circular and the related letter of transmittal. Copies of these and other documents will be mailed to all holders of the Outstanding Notes. Subject to applicable law, priceline.com may, in its sole discretion, waive any condition applicable to the exchange offer or extend or terminate or otherwise amend the exchange offer. The consummation of the exchange offer will be subject to certain conditions, which are more fully described in the offering circular for the exchange offer. Neither the Board of Directors of priceline.com nor any other person is making any recommendation to holders of Outstanding Notes as to whether or not they should tender Outstanding Notes pursuant to the exchange offer and no one has been authorized to make such a recommendation.

The exchange agent for the exchange offer is American Stock Transfer & Trust Company. The information agent for the exchange offer is D.F. King & Co., Inc. Any questions regarding procedures for tendering the Outstanding Notes or requests for additional copies of the offering circular and related documents which describe the exchange offer in more detail should be directed to D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers) or (888) 886-4425 (all others).

This news release shall not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities. The exchange offer may be made only pursuant to the terms of an offering circular, letter of transmittal and related exchange offer materials. A Schedule TO, including the offering circular and letter of transmittal, describing the exchange offer have been filed with the Securities and Exchange Commission. Holders of the Outstanding Notes are encouraged to read the Schedule TO and its exhibits carefully before making any decision with respect to the exchange offer because it contains important information. The Schedule TO, offering circular, letter of transmittal and other related exchange offer documents are available free of charge at the website of the Securities and Exchange Commission — www.sec.gov. In addition, the company will provide copies of the Schedule TO and related documents upon request free of charge to holders of its Outstanding Notes.

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For press information, contact:  Brian Ek at priceline.com 203-299-8167  brian.ek@priceline.com.

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “believe(s),” “intend(s),” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

•                  adverse changes in general market conditions for leisure and  other travel services as the result of, among other things, terrorist attacks, natural disasters, or the outbreak of an epidemic or pandemic disease;

•                  adverse changes in the Company’s relationships with airlines and other product and  service providers which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s retail or “opaque” services, or both);

•                  the loss or reduction of global distribution fees;

•                  the bankruptcy or insolvency of another major domestic airline;

•                  the effects of increased competition;

•                  systems-related failures and/or security breaches, including without limitation, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company’s obligations in the event of such a breach;

•                  difficulties integrating recent acquisitions, such as Active Hotels Ltd. and Bookings B.V., including, ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

•                  a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;

•                  legal and regulatory risks; and

•                  the ability to attract and retain qualified personnel.

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.